Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated June 27, 2016 to the Board of Directors of Standard Bancshares, Inc. (“Standard”) included in Appendix G to the Joint Proxy Statement/Prospectus relating to the proposed merger of Standard with and into a subsidiary of First Midwest Bancorp, Inc., which is part of Amendment No.1 to the Registration Statement of First Midwest Bancorp, Inc. on Form S-4 and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Xavier Loriferne
	Name:	Xavier Loriferne
	Title:	Managing Director

October 18, 2016